CERTIFICATE OF CORRECTION
                         OF CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              VALLEY SYSTEMS, INC.



     Valley Systems, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, certifies:

          FIRST: That the Certificate of Incorporation which was filed with the Secretary of the State of Delaware on March 6, 1995, could be read to be an inaccurate record of the corporate action therein referred to.

          SECOND: That said Certificate of Incorporation states that the Article shall be and read as follows:

               "FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is FOURTEEN MILLION (14,000,000) shares consisting of:

                         a) 12,000,000  shares of common  stock,  $.01 par value
                    per share (the "Common Stock"); and

                         b) 2,000,000 shares of preferred stock,  $.10 par value
                    per share (the "Preferred Stock")."

          THIRD: Article FOURTH in correct form is as follows:

                    "FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is FOURTEEN MILLION (14,000,000) shares consisting of:

                         a) 12,000,000  shares of common  stock,  $.01 par value
                    per share (the "Common Stock"); and

                         b) 2,000,000 shares of preferred stock,  $.10 par value
                    per share (the "Preferred Stock").

                                     PART A
                                  COMMON STOCK

1.       General.

         (a) Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

         (b) Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the Delaware General Corporation Law, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

         (c) In the event that the holder of any share of Common Stock shall receive any payment of any dividend on, liquidation of, or other amounts payable with respect to, any shares of Common Stock, which he is not then entitled to receive, he will forthwith deliver the same to the holders of shares of Preferred Stock (as their respective interests may appear), as the case may be, in the form received, and until it is so delivered will hold the same in trust for such holders.

         (d) Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by him, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, with respect to the Preferred Stock.

                                     PART B
                                 PREFERRED STOCK

         Authority is hereby vested in the Board of Directors of the corporation to provide for the issuance of Preferred Stock in one or more classes or series and in connection therewith to fix by resolution providing for the issue of such classes or series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such classes or series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law.

                      Designation of Rights and Preferences
                                       of
                            Series A Preferred Stock


     That pursuant to authority contained in the Articles of Incorporation and By-laws of the Company, the Board of Directors authorized the issuance of a series of Preferred Stock, to be designated as Series A Preferred Stock, consisting of up to 100,000 shares, which shall have the following rights, preferences and limitations.

                TERMS AND PROVISIONS OF SERIES A PREFERRED STOCK

     1. Dividends. The holders of the Series A Preferred Stock shall not be entitled to receive any dividends.

     2. Voting Rights. The holders of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting and shall be entitled to one vote for each share of Series A Preferred Stock held. The holders of Series A Preferred Stock shall not vote as a class (except as otherwise required by applicable law).

     3.  Liquidation.

          (a) In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining assets of the Company, the amount of ten cents ($.10) in cash for each share of Series A Preferred Stock, before any distribution shall be made to the holders of the Common Stock or any other capital stock of the Company expressly made junior in liquidation to the Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Company the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and/or to the holders of other series of preferred stock ranking on parity on liquidation to the Series A Preferred Stock, the full amounts to which they respectively shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably with other series of preferred stock ranking on parity with the Series A Preferred Stock in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any liquidation, dissolution or winding up of the Company after payment shall have been made to the holders of Series A Preferred Stock of the full amount to which they shall be entitled as aforesaid, holders of any class or classes of stock ranking on liquidation junior to the Series A Preferred Stock shall be entitled, to the exclusion of the holders of shares of Series A Preferred Stock, to share according to their respective rights and preferences, in all remaining assets of the Company available
     for  distribution  to  its   stockholders.

          (b) For purposes hereof, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Company with or into any other corporation, (ii) any dissolution, liquidation, winding up, or reorganization of the Company immediately followed by reincorporation of another corporation, or (iii) a sale or other disposition of all or substantially all of the Company's assets to another corporation; provided, that in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights and priority of the holders of the Series A Preferred Stock such that the rights and priority are not adversely affected thereby.

          4. Ranking of Series A Preferred Stock. The Series A Preferred Stock shall rank senior to all shares of Common Stock and either senior to or on parity with all other series of preferred stock of the Company authorized and issued hereafter.

          5.  Convertibility.

               (a) Conversion. Each share of the Series A Preferred Stock shall be convertible at the option of the holder at the office or agency of the transfer agent for the Company for that purpose and at such other place or places, if any, as the Board of Directors may determine, into one (1) fully paid and nonassessable share of Common Stock only upon the following terms and conditions:

                    (i) if the Company reports audited net income after taxes of
               $1,300,000 or greater for the fiscal year ending June 30, 1991, 33,333.33 or 1/3 of the shares of the Series A Preferred Stock may be converted into 33,333.33 shares of Common Stock;

                    (ii) if the Company  reports  audited net income after taxes of $2,200,000 or greater for the fiscal year ending June 30, 1992, an additional 33,333.33 shares of the Series A Preferred Stock may be converted into 33,333.33 shares of Common Stock; provided, that if the aggregate net income of the Company for the two fiscal years ended June 30, 1992 equals or exceeds $3,500,000, an aggregate of 66,666.66 or 2/3 of the shares of the Series A Preferred Stock may be converted into 66,666.66 shares of Common Stock; and

                    (iii) if the Company  reports audited net income after taxes of $2,800,000 or greater for the fiscal year ending June 30, 1993, the remaining 33,333.33 shares of the Series A Preferred Stock may be converted into 33,333.33 shares of Common Stock; provided that if the aggregate net income of the Company for the two fiscal years ended June 30, 1993 equals or exceeds $5,000,000, any and all of the balance of the 100,000 shares of Series A Preferred Stock may be converted into shares of Common Stock, irrespective of the number of shares of Series A Preferred Stock previously subject to conversion.

     6. Redemption.

          (a) Mandatory Redemption. Any remaining shares of Series A Preferred Stock will be redeemed by the Company thirty (30) days following the completion of the Company's audited financial statements for the fiscal year ended June 30, 1993, at the Redemption Price of $.10 per share.

          (b) Redemption Procedures. At least ten (10) days but not more than twenty (20) days prior to the date fixed for the redemption of shares of the Series A Preferred Stock, a written notice shall be mailed to each holder of record of shares of Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Company, notifying such holder of the redemption of the number of such shares to be redeemed, stating the date fixed for redemption thereof (hereinafter referred to as the
     "Redemption Date"), the redemption price to be paid therefor, and calling upon such holder to surrender to the Company on the Redemption Date at the place designated in such notice of redemption. On or after the Redemption Date each holder of shares of Series A Preferred Stock to be redeemed shall be present and surrender its certificate or certificates for such shares to the Company at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Company in payment of the redemption price), all rights of the holders of Series A Preferred Stock as stockholders of the Company, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company, and such shares shall not be deemed to be outstanding for any purposes whatsoever.

               Shares of Series A Preferred Stock redeemed pursuant hereto shall not be reissued.

     7. Authorization. This Certificate of Designation of Rights and Preferences was authorized by the unanimous written consent of the Board of Directors and/or a vote in favor of the filing of this Certificate with the appropriate authorities by a majority of the Board of Directors at a duly held meeting of said Board of Directors.


                      Designation of Rights and Preferences
                                       of
                            Series B Preferred Stock

     That pursuant to authority contained in the Articles of Incorporation and by-laws of the Company, the Board of Directors authorized the issuance of a series of Preferred Stock, to be designated as Series B Preferred Stock, consisting of 20,000 shares, which shall have the following rights, preferences and limitations.

                TERMS AND PROVISIONS OF SERIES B PREFERRED STOCK

     1. Dividends. The holders of the Series B Preferred Stock shall not be entitled to receive any dividends.

     2. Voting Rights. The holders of the Series B Preferred Stock shall not, except as required by law or as set forth herein, have any right or power to vote on any question or in any proceeding or to be represented on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

     3. Liquidation.

          (a) In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series B Preferred Stock shall be entitled to receive, out of the remaining assets of the Company, the amount of ten cents ($.10) in cash for each share of Series B Preferred Stock, before any distribution shall be made to the holders of the Common Stock or any other capital stock of the Company expressly made junior in liquidation to the Series B Preferred Stock. If upon any liquidation, dissolution or winding up of the Company the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock and/or to the holders of other series of preferred stock ranking on parity on liquidation to the Series B Preferred Stock, the full amounts to which they respectively shall be entitled, the holders of shares of Series B Preferred Stock shall share ratably with holders of Series A Preferred Stock and any other series of preferred stock ranking on parity with the Series B Preferred Stock in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any liquidation, dissolution or winding up of the Company after payment shall have been made to the holders of Series B Preferred Stock of the full amount to which they shall be entitled as aforesaid, holders of any class or classes of stock ranking on liquidation junior to the Series B Preferred Stock shall be entitled, to the exclusion of the holders of shares of Series B Preferred Stock, to share according to their respective rights and preferences, in all remaining assets of the Company available for distribution to its stockholders.

          (b) For purposes hereof, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Company with or into any other corporation, (ii) any dissolution, liquidation, winding up, or reorganization of the Company immediately followed be reincorporation of another corporation, or (iii) a sale or other disposition of all or substantially all of the Company's assets to another corporation; provided, that in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights and priority of the holders of the Series B Preferred Stock such that the rights and priority are not adversely affected thereby.

     4. Ranking of Series B Preferred Stock. The Series B Preferred Stock shall rank senior to all shares of Common Stock and either senior to or on parity with all other series of preferred stock of the Company authorized and issued hereafter except for the outstanding Series A Preferred Stock which shall rank senior hereto.

     5. Convertibility. Each share of Series B Preferred Stock shall be convertible, at any time from the date of issuance through and including December 31, 1993 (the "Conversion Period"), at the option of the holder, by written notice to the Company (the "Conversion Notice") into a minimum of one
(1) share of Company Common Stock and a maximum of ten (10) shares of Company Common Stock, based upon the "average market price" (as defined in Section 3(c) below) of the Company's Common Stock immediately prior to the date of the Conversion Notice.

               (i) In the event and to the extent that any shares of Series B Preferred Stock are not converted into Company Common Stock by the expiration of the Conversion Period, such shares of Series B Preferred Stock shall thereafter no longer be convertible into Company Common Stock, and may thereafter be redeemed in accordance with Section 6 hereof.

               (ii) In the event that the "average market price" (as that term is hereinafter defined) of the Company's Common Stock is equal to or less than five ($5.00) dollars per share (the "Initial Price"), then each share of the Series B Preferred Stock shall be convertible into one full share of Common Stock, or an aggregate of 20,000 shares of Common Stock upon conversion of all 20,000 shares of Series B Preferred Stock. In the event that the "average market price" of the Company's Common Stock is in excess of the Initial Price immediately prior to the date of the Conversion Notice, each share of the Series B Preferred Stock shall be convertible into one full share of Common Stock, plus an additional 0.09 share of Common Stock in the event and to the extent that the average market price shall be five ($.05) cents greater than the Initial Price immediately prior to the date of conversion, and increased by an additional 0.09 share of Common Stock for each incremental five ($.05) cent increase in the average market price over the Initial Price; provided, that in no event shall the holders of the Series B Preferred Stock be entitled to convert one full share of Series B Preferred Stock into more than 10 full shares of Common Stock, even if the average market price shall be in excess of $10.00 per share immediately prior to the date of the Conversion Notice. Accordingly, all 20,000 shares of the Series B Preferred Stock shall be convertible into 20,000 shares of Common Stock, plus an additional 1,800 shares of Company Common Stock in the event and to the extent that the average market price shall be five ($.05) cents greater than the Initial Price immediately prior to the date of conversion, and increased by 1,800 shares of Common Stock for each incremental five ($.05) cent increase in such average market price over the Initial Price; provided, that in no event shall the holders of the Series B Preferred Stock be entitled to convert all 20,000 shares of Series B Preferred Stock into more than 200,000 shares of Common Stock, even if the average market price shall be in excess of $10.00 immediately prior to the date of the Conversion Notice.

               (iii) The term "average market price" as of any conversion date means either: (i) the mathematical average of the daily closing (last trade) prices of a share of Company Common Stock, as traded in the over the counter market (or, if listed on any national securities exchange, then on such exchange over any consecutive five (5) trading days during the thirty (30) trading days immediately prior to the date of the Conversion Notice; or (ii) if shares of Common Stock of the Company are not then publicly traded, the lesser of either: (A) the price per share of such Common Stock which any financially reputable third person, firm or corporation not otherwise affiliated with the Company is then willing to pay pursuant to any firm written offer made to the Company or its stockholders, or (B) the fair market value of one share of Common Stock of the Company as determined by any investment banking firm retained for such purpose by the Board of Directors of the Company.

     6. Redemption.

          (a) Mandatory Redemption. In the event and to the extent any shares of Series B Preferred Stock are not converted into the Company's Common Stock by the expiration of the Conversion Period, such shares of Series B Preferred Stock may thereafter be redeemed at the lesser of: (i) $2.50 per share of Series B Preferred Stock, or (ii) the book value per share of the Company's then outstanding Common Stock, at any time within thirty (30) days following written notice from the Company to the holder of the Series B Preferred Stock, unless sooner converted.

          (b) Redemption Procedures. At least 10 days but not more than 30 days prior to the date fixed for the redemption of shares of the Series B Preferred Stock, a written notice shall be mailed to each holder of record of shares of Series B Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Company, notifying such holder of the redemption of the number of such shares to be redeemed, stating the date fixed for redemption thereof (hereinafter referred to as the "Redemption Date"), the redemption price to be paid therefor, and calling upon such holder to surrender to the Company on the Redemption Date at the place designated in such notice of redemption. On or after the Redemption Date each holder of shares of Series B Preferred Stock to be redeemed shall be present and surrender its certificate or certificates for such shares to the Company at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date (unless default shall be made by the Company in payment of the redemption price), all rights of the holders of Series B Preferred Stock as stockholders of the Company, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

          Shares of Series B Preferred Stock redeemed pursuant hereto shall not be reissued.

     7. Authorization. This Certificate of Designation of Rights and Preferences was authorized by the unanimous written consent of the Board of Directors and/or a vote in favor of the filing of this Certificate with the appropriate authorities by a majority of the Board of Directors at a duly held meeting of said Board of Directors.

                      Designation of Rights and Preferences
                                       of
                            Series C Preferred Stock


     That pursuant to authority contained in the Certificate of Incorporation and By-laws of the Corporation, the Board of Directors has authorized the issuance of a separate series of the Corporation's preferred stock, par value $0.10 per share (the "Preferred Stock"), to be designed as Series C Preferred Stock, consisting of 55,000 shares, which shall have the following rights, preferences and limitations.

                TERMS AND PROVISIONS OF SERIES C PREFERRED STOCK

     1. Dividends. Subject to the rights of holders of any shares of Preferred Stock ranking senior to the shares of Series C Preferred Stock and the holders of any other class or series of capital stock entitled to a preference over the Series C Preferred Stock with respect to dividends, the holders of shares of the Series C Preferred Stock, in preference to the holders of Common Stock and of any other stock junior to Series C Preferred Stock, shall be entitled to receive cumulative preferential cash dividends out of the funds of the Corporation legally available therefor, as and when declared by the Board of Directors of the Corporation, in an amount of $7.00 per share, and no more, payable quarterly at the rate of $1.75 per share, on the last days of March, June, September and December in each year, such dividends to cumulate from the date of issuance of such shares. No dividends (except dividends payable in Common Stock) shall be paid on the Common Stock or other stock junior to the Series C Preferred Stock if dividends on the Series C Preferred Stock are in arrears.

     2. Voting Rights.

          (a) The holders of the Series C Preferred Stock shall be entitled to notice of any meeting of stockholders of the Corporation and to one vote per share of Series C Preferred Stock on any matter on which holders of the Common Stock are entitled to vote. As to any such matter the holders of the Series C Preferred Stock shall vote with the holders of the Common Stock and not as a separate class.

          (b) If any time dividends on the Series C Preferred Stock shall be in arrears in an amount equal to or greater than $3.50 per share, the holders of the Series C Preferred Stock shall be entitled to (i) to elect, at a meeting to be called and held within 90 days after the date on which the arrearage first equals $3.50 per share, by a majority of the votes cast in person or by proxy by the holders of the Series C Preferred Stock, one additional member of the Board of Directors of the Corporation, and (ii) at each succeeding annual meeting of stockholders at which the term of such director terminates, to elect in the same manner a successor to the director so elected until full cumulative dividends on the Series C Preferred Stock, for all dividend periods ending prior to such meeting, shall have been paid or set apart for payment.

          (c) The Corporation shall not issue any class or series of capital stock with provisions granting any preference as to dividends or rights upon liquidation over the holders of Series C Preferred Stock, or pari passu as to dividends or rights upon liquidation with the holders of the Series C Preferred Stock, unless such issuance shall have been approved, in advance, at a meeting called and held for such purpose, by not less than two-thirds of the votes cast in person or in proxy by the holders of the Series C Preferred Stock at such meeting.

          3. Liquidation.

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise (hereinafter referred to as a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation, an amount equal to the Liquidation Price (as hereinafter defined) plus all unpaid cumulative dividends, in cash, for each share of Series C Preferred Stock, before any distribution shall be made to the holders of the Common Stock or any other capital stock of the Corporation expressly made junior in liquidation to the Series C Preferred Stock. If upon the Liquidation of the Corporation the assets of the Corporation available for distribution to the holders of shares of Series C Preferred Stock and to the holders of any other series of preferred stock ranking on a parity on such Liquidation with the Series C Preferred Stock shall be insufficient to pay the full amounts to which they respectively shall be entitled, the holders of Series C Preferred Stock shall share ratably with the holders of any class or series of preferred stock ranking on a parity with the Series C Preferred Stock in any distribution of assets, such distribution to be allocated among the holders of such classes or series of preferred stock in accordance with the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of the Liquidation of the Corporation, after payment shall have been made to the holders of the Series C Preferred Stock of the full amount to which they shall be entitled as aforesaid, holders of any class or classes of stock ranking on such Liquidation junior to the Series C Preferred Stock shall be entitled, to the exclusion of the holders of shares of Series C Preferred Stock, to share according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

          (b) For purposes hereof, a distribution of assets in any Liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation, (ii) liquidation, dissolution, winding up, or reorganization of the Corporation that is immediately followed by reincorporation of another corporation with all or substantially all of the assets of the Corporation, or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided, that in each case, effective provision is made, in the certificate of incorporation of the resulting or surviving corporation or otherwise, for the protection of the holders of the Series C Preferred Stock such that the rights and priority of such holders are not adversely affected hereby.

          (c) The "Liquidation Price" as such term is used herein shall be $100 per share of Series C Preferred Stock.

     4. Ranking of Series C Preferred Stock. In respect of dividends or other distributions, liquidation, or otherwise, the Series C Preferred Stock shall rank (i) senior to all shares of Common Stock and to all other series of preferred stock of the Corporation authorized and issued hereafter and (ii) junior to all presently outstanding shares of the Series A Preferred Stock and on a parity with any outstanding shares of Series B Preferred Stock.

     5. Convertibility. The holders of Series C Preferred Stock shall not have any right to convert such shares into, or exchange such shares for, shares of any other class or of any other series of any class of capital stock of the Corporation.

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     6.  Redemption.  The  Corporation  shall  redeem or shall have the right to redeem shares of Series C Preferred Stock only in accordance with the following provisions.

          (a) Mandatory. In the event of a merger or consolidation of the Corporation with one or more other corporations, excluding, however, any merger or consolidation following which the stockholders of the Corporation (as they existed immediately prior to the effective time of such merger or consolidation) exercise a controlling interest in the surviving or resulting corporation (determined immediately after the effective time of such merger or consolidation) (any such merger or consolidation being herein called a "change-in-control transaction"), the Corporation, or its successor in interest as the result of such change-in-control transaction, shall redeem all outstanding shares of the Series C Preferred Stock out of funds legally available for such purpose.

          (b) The Redemption Price. The redemption price for each share of Series C Preferred Stock redeemed pursuant to subparagraph (a) above, shall be an amount equal to the Liquidation Price plus all accrued and unpaid cumulative dividends thereon to the date fixed for redemption (the "Redemption Price").

          (c) Procedure.  In the event of a redemption  pursuant to subparagraph
     (a), above, the Corporation (or its successor in interest as the result of the change-of-control transaction), not more than 30 days after the effective time of such change-of-control transaction, shall give written notice, by first class mail with postage prepaid, to each holder of record of shares of Series C Preferred Stock, at the address of such holder as shown on the stock records of the Corporation, notifying such holder of the redemption, stating the date fixed for redemption (which shall be not more than 60 days after the effective time of the change-of-control transaction and is herein called the "Redemption Date") and calling upon the holder to surrender to the Corporation on the Redemption Date, at the place designated in such notice of redemption, the certificates evidencing the shares to be redeemed. On or after the Redemption Date each holder of shares of Series C Preferred Stock shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in such notice, and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. From and after the Redemption Date (unless the Corporation or its successor in interest shall default in payment of the redemption price), all rights of the holders of Series C Preferred Stock as stockholders of the Corporation, except the right to receive the Redemption Price thereof (and, if the Corporation shall default in the payment of the Redemption Price, interest thereon at a rate equal to the prime rate of Citibank N.A. plus three per cent from the date of such

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

     default to the date of payment) upon the surrender of the certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with consent of the Corporation or its successor in interest) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

          (d) No Reissuance. Shares of Series C Preferred Stock redeemed pursuant hereto shall not be reissued.

     7. Authorization. This Certificate of Designation of Rights and Preferences was authorized, by a vote in favor of the filing of this Certificate with the appropriate authorities, by a majority of the Board of Directors at a duly called and held meeting of said Board of Directors.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed by its duly authorized officer this 20th day of January, 1999.

                                            VALLEY SYSTEMS, INC.



                                            By:  /s/ Ed Strickland
                                               _________________________________
                                                     Ed Strickland, President

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